Nominee Agreement

Consignor（hereinafter referred to as “Party A”）：

ID No.：

Address：

Consignee（hereinafter referred to as “Party B”）：

Registration No.：

Address：

WHEREAS：

China Agriculture Media Group Co., Ltd, (hereinafter referred to as “the Company”) is a company organized and existing under the laws of the Hong Kong since March 2011.

Party A entrusts Party B to hold __% of the Company’s shares, the basis of the principles of equality and mutual benefit. The Parties hereby agree as follows:

 Item 1 Content of Consignment

Party A voluntary consign Party B to hold ___% of the Company’s shares. Party B is on behalf to exercise shareholder’s rights. Party B voluntary to accept Party A’s consignment and is on behalf to exercise the related shareholder’s rights.

Item 2 Authorization of Consignment

1． Party A authorizes Party B to act as the Company’s shareholder to participate to the corresponding activities of the Company, to attend the shareholder’s meeting and to exercise the voting rights.

2． Party A authorizes Party B to exercise other rights that complies with the law of cooperation and the articles of association.

Item 3 Presentations and Warranties of Party A

1．Pursuant to this agreement, Party A is entitled to supervise and correct the inappropriate consignment by Party B.

2． Party A shall be entitled to terminate the consignment and exercise corresponding shareholder’s rights when Party B is deemed to be act dishonest on fulfill the fiduciary obligations.

 Item 4 Presentations and Warranties of Party B

1．On effective of these nominee shares, Party B promises that all the investment proceeds are belong to Party A.

2． Prior to Party A’s written consent, Party B should not transfer or dispose any of the nominee shares and its proceeds, should not implement any act that will harm Party A’s interests.

3． Party B promises to provide necessary assistance and convenience, in order to coordinate Party A to transfer the “nominee shares”.

 Item 5 Confidentiality

Both Parties shall prohibit the disclosure of any confidential information obtained during execution of this agreement. Unless there is clear evidence that such information is publicly know or there is written authorization prior disclosure.

Item 6 Liability for breach of contract

Pursuant to this agreement, both parties shall fulfill its obligations positively to protect interests of each other; any party fails to fulfill or delay to fulfill its obligation, shall be compensated for all loss caused to the other party and pay the other party the correspondent compensation.

Item 7 Dispute Resolution

Any dispute arising from, out of or in connection with this agreement shall be settled through friendly consultations between the Parties. If the dispute cannot be settled through consultations, the dispute shall, be submitted to the local court, where this agreement is signed.

Item 8 Miscellaneous

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first below written by their duly authorized representatives.

Party A（Signature）：

Date：

Party B（Signature）：

Date：

Place of this Agreement signed: Guangzhou, P. R. China。